SUPPLEMENT TO THE
DISTRIBUTION AGREEMENT

This SUPPLEMENT made as of the 15th day of May, 2012 (this “Supplement”) to the Distribution Agreement, dated as of October 5, 2010, and as amended by the First Amendment effective December 21, 2010 (the “Distribution Agreement”) among (a) Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”), (b) Ironwood Institutional Multi-Strategy Fund LLC, a Delaware limited liability company, and (c) Ironwood Multi-Strategy Fund LLC, a Delaware limited liability company (each entity in clause (b) and (c), a “Fund”, and, collectively, the “Funds”).

W I T N E S S E T H:

WHEREAS, pursuant to the Distribution Agreement, each Fund has retained the Distributor as principal underwriter in connection with the offering and sale of the Units of such Fund;

WHEREAS, pursuant to Section 3 of the Distribution Agreement, each Fund has made certain representations, warranties and covenants for the benefit of the Distributor; and

WHEREAS, it is in the interests of the parties hereto for each Fund to make certain additional representations, warranties, agreements and covenants for the benefit of the Distributor and each sub-distribution agent or dealer as the Distributor may select.

NOW, THEREFORE, the parties agree as follows:

1. Confirmation of Third-Party Beneficiary Status. Each person named in Exhibit A hereto (each, a “Sub-Distribution Agent”) is an intended third-party beneficiary of the representations, warranties and covenants of each Fund made pursuant to Section 3 of the Distribution Agreement.

2. Additional Third-Party Beneficiary Provisions. In addition to, and not in limitation of, such terms of the Distribution Agreement, each Sub-Distribution Agent shall be an intended third-party beneficiary to the representations, warranties, agreements and covenants contained in Exhibit B hereto.

3. Supplement Forms a Part of the Distribution Agreement. The parties hereto acknowledge and agree that this Supplement forms a material part of the Distribution Agreement and shall be enforceable to the same extent as if the terms of this Supplement were included in the body of the Distribution Agreement.

4. Governing Law. This Supplement shall be governed and construed in accordance with applicable federal securities laws and the laws of the State of Delaware.

5. Defined Terms. All Capitalized terms used in this Supplement but not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date and year first written above.

IRONWOOD INSTITUTIONAL MULTI-STRATEGY FUND LLC

By:	/s/ Jonathan Gans
	Name:	Jonathan Gans
	Title:	Director

IRONWOOD MULTI-STRATEGY FUND LLC

By:	/s/ Jonathan Gans
	Name:	Jonathan Gans
	Title:	Director

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks
	Name:	Mark Fairbanks
	Title:	President

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Exhibit A

SUPPLEMENT TO THE
DISTRIBUTION AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MORGAN STANLEY SMITH BARNEY LLC

A-1

Exhibit B

SUPPLEMENT TO THE
DISTRIBUTION AGREEMENT

Additional Representations, Warranties, Agreements and Covenants

The representations, warranties, agreements and covenants given and/or made below are for the benefit of the Distributor and each Sub-Distribution Agent. Each Sub-Distribution Agent is explicitly acknowledged, recognized and intended to be a third-party beneficiary under this Exhibit B to the Supplement. Each such Sub-Distribution Agent is referred to as a “Sub-Distribution Agent” below.

Section 1. Each Fund represents and warrants to each Sub-Distribution Agent as follows:

(a) The Fund meets the requirements for use of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”) under each such Act relating to Form N-2 (or of such successor form as the SEC may adopt). The Fund has filed with the SEC a Registration Statement on Form N-2 and is duly registered as a closed-end management investment company. The Prospectus conforms, and any further amendments or supplements to the Registration Statement or Prospectus will conform, in all material respects with the Securities Act and 1940 Act and the rules and regulations thereunder. As used in this Exhibit B, (i) “Registration Statement” shall mean any registration statement under the 1940 Act and Securities Act on Form N-2 relating to the Units, including all exhibits thereto as of the Effective Date of the most recent post-effective amendment thereto; (ii) “Effective Date” shall mean the most recent date that the Registration Statement or any post-effective amendment thereto becomes effective; and (iii) “Prospectus” shall mean any prospectus (including any statement of additional information) relating to the Units, filed with the SEC pursuant to Rule 497 under the Securities Act or, if no filing pursuant to Rule 497 is required, the form of final prospectus (including any statement of additional information) relating thereto included in any Registration Statement, in each case together with any amendments or supplements thereto.

(b) The Fund represents that it shall qualify the Units being offered for sale under the securities laws of all U.S. states and territories or, if not, has been advised by counsel to the Fund and/or the administrator of the Fund, that the Units being offered are exempt from the requirements of the securities laws of each applicable U.S. state or territory. The Fund will maintain such qualifications as long as may be reasonably requested by the Sub-Distribution Agent, provided that the Fund shall notify the Sub-Distribution Agent promptly in the event that any such qualifications cease to be available.

(c) The Fund shall update the Registration Statement and the Prospectus, as well as all of the sales materials approved for use on behalf of the Fund, as the same may be amended or supplemented, (collectively referred to herein as the “Offering Materials”) annually or otherwise deemed necessary by the Fund to comply with applicable laws and regulations. The Fund will provide copies of any such updated Offering Materials on or prior to its applicable effective date

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(provided that in the event that such delivery is impracticable, as soon as possible following its applicable effective date) and will cooperate with the Sub-Distribution Agent in connection with the distribution of any such materials.

(d) In connection with subscriptions by investors whose Units are to be held in accounts at the Sub-Distribution Agent or an affiliate thereof, the Fund shall use forms of a Subscription Agreement and a Subscription Agreement signature page as mutually agreed to by the Fund, the Distributor and each applicable Sub-Distribution Agent.

(e) The Fund has been duly formed and is validly existing under the laws of its jurisdiction of formation with power and authority to conduct its business as described in the Registration Statement and the Prospectus, and to offer and sell the Units as contemplated by the Registration Statement and the Prospectus and the Distribution Agreement, as supplemented hereby. The Fund is duly qualified to transact business, is in good standing, as of the date hereof and as of each time (a “Closing Time”) that Units are sold hereunder, will be in good standing, in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Fund, or the earnings, business affairs or business prospects of the Fund.

(f) All of the issued and outstanding Units of the Fund have been duly authorized and validly issued units of limited liability company interests; the Units to be issued as contemplated by this Agreement have been authorized by requisite action on the part of the Fund and its Board of Directors (the “Fund Board”), when issued and delivered against payment in accordance with the provisions of the relevant subscription documents, will be validly issued units of limited liability company interests; and the issuance of the Units by the Fund is not subject to preemptive rights except as may be disclosed in the Registration Statement and Prospectus, provided, however, that if the Fund proposes to amend its Registration Statement and other documentation to provide for such pre-emptive rights, excluding such rights established in connection with Fund investments, the Fund shall notify the Distributor and the Sub-Distribution Agent at least 30 days in the advance of the implementation of any such changes. The Fund does not have any outstanding options to purchase or any rights or warrants to subscribe for, or any securities or obligations convertible into, any Units except as may be disclosed in the Registration Statement and Prospectus, provided, however, that if the Fund proposes to amend its Registration Statement to issue options to purchase or any rights or warrants to subscribe for, or any securities or obligations convertible into, any Units, the Fund shall notify the Distributor and the Sub-Distribution Agent at least 30 days in the advance of the implementation of any such changes.

(g) (i)The Fund is not in material violation of its organizational documents or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, fiscal agency agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its assets is subject; (ii) the execution, delivery and performance by the Fund of, and compliance with, the Distribution Agreement, the Advisory Agreement, the Fund’s amended and restated limited liability company agreement, the custody agreement, administration agreement, the regulatory and compliance support services agreement, the transfer agency agreement and other related agreements and constituent documents (collectively, the “Operative Documents”), in each case to which it is a party, and the consummation by the Fund of the

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transactions contemplated hereunder and thereunder will not materially conflict with, or result in a material breach of any of the terms or provisions of, or constitute, with or without the giving of a notice or lapse of time or both, a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Fund pursuant to, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of or conflict with the terms or provisions of the Operative Documents or any law, order, judgment, decree, rule or regulation applicable to the Fund; and (iii) no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority or agency, national securities exchange or securities or futures association is required for the consummation by the Fund of the transactions contemplated by this Agreement (except such filings as may be required under the Securities Act or state securities laws, which will be timely filed) or the Fund’s Operative Documents.

(h) At each date of issue as well as at each Closing Time, all Offering Materials did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and are otherwise in compliance with applicable laws.

(i) Since the Effective Date of the Registration Statement and the Prospectus, except as otherwise disclosed therein, there has been no material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund and there is no action, suit or proceeding before or by any court or governmental agency or body, U.S. or non-U.S., now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, the Adviser or any of their respective shareholders, members, principal stockholders or officers or directors, as the case may be, which adverse change, action, suit or proceeding is expected to impair or adversely affect in any material respect the ability of the Fund or the Adviser to conduct its business as described in the Registration Statement and the Prospectus to perform their respective obligations under any Operative Document, or, in the case of the Fund, to sell its Units.

(j) The Operative Documents have been duly authorized by all requisite action on the part of the Fund and the Fund Board in compliance with applicable law, including, without limitation the 1940 Act, and have been executed and delivered by the Fund. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Operative Documents, each such Operative Document constitutes a valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as the same may be subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (iii) an implied covenant of good faith and fair dealing.

(k) Any offering of Units by the Fund made or to be made within the United States was or will be made, as applicable, in compliance with U.S. federal and state securities and

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commodities laws, and any offering of Units by the Fund made or to be made outside the U.S. was or will be made, as applicable, in compliance with local laws.

(l) So long as Fund capacity exists and subject to Fund Board approval, the Fund will (i) make available an aggregate investment capacity in the Fund of at least two hundred fifty million dollars ($250,000,000) per annum for the sale of Units by the Sub-Distribution Agent and (ii) provide additional capacity to the Sub-Distribution Agent during any period in which capacity is available to other Fund distributors, sub-distributors or other selling agents. The Fund will consider making additional investment capacity available to the Sub-Distribution Agent if the Fund’s annual allotted capacity is reached.

(m) The Fund has policies, procedures and internal controls in place that are implemented by its administrator that are reasonably designed to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (the “PATRIOT Act”), including a customer identification program, and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

(n) Any certificate signed by any executive officer of the Fund and delivered to the Sub-Distribution Agent or to counsel for the Sub-Distribution Agent shall be deemed a representation and warranty by the Fund to the Sub-Distribution Agent as to the matters covered thereby.

(o) The Fund shall promptly inform the Sub-Distribution Agent in the event that any of them has reason to believe that any of the representations and warranties made herein are no longer true and accurate in all material respects.

(p) The sale of Units by broker-dealers is governed by NASD Rule 2830 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is not subject to the compensation provisions of FINRA Rule 5110.

(q) The Fund operates pursuant to an exemption provided by Rule 4.5 under the Commodity Exchange Act in order to avoid regulation by the CFTC as a commodity pool. The Fund will notify the Distributor and the Sub-Distribution Agent promptly in the event that the Fund elects to register as a commodity pool, provided that the parties acknowledge the recent changes to CFTC regulations which may require the Fund to register as a commodity pool prior to December 31, 2012.

(r) While the Fund has permitted the Sub-Distribution Agent to obtain information concerning strategy types, backgrounds, histories and identities (among other things) of Fund portfolio managers as part of the Sub-Distribution Agent’s due diligence process, the Fund acknowledges and agrees that none of the Sub-Distribution Agents, any of their respective affiliates or any owner, officer, employee or representatives of the foregoing in their capacity as such has any responsibility for (among other things) the Units, the Fund or the performance of an investment in the Units, including, without limitation, any responsibility for the sponsorship or management of the Fund, the business terms of the Fund, the selection of portfolio managers and underlying fund investments, the allocation of the Fund’s assets among the underlying fund

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investments, or the performance of or disclosures concerning the Fund (except for any disclosures about the Sub-Distribution Agent that have been requested to be included by the Sub-Distribution Agent).

Section 2.   Each Fund covenants to each Sub-Distribution Agent as follows:

(a) The Fund will deliver, or cause the Adviser to deliver, to the Sub-Distribution Agent, or the Sub-Distribution Agent’s designated distribution center, as promptly as practicable such number of copies of the Fund’s Offering Materials (as the same may be amended or supplemented) as the Sub-Distribution Agent may reasonably request in writing, such delivery at the expense of the Fund.

(b) If any event relating to or affecting the Fund occurs as a result of which the Fund believes that it has become necessary to amend or supplement the Offering Materials so that they do not contain a material misstatement or omission, the Fund will so inform the Distributor and the Sub-Distribution Agent and will prepare and furnish to the Distributor and the Sub-Distribution Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Materials which will amend or supplement the Offering Materials so that as so amended or supplemented the Fund has reason to believe that such Offering Materials do not contain any material misstatement or omission.

(c) The Fund will use reasonable efforts to cooperate in the Sub-Distribution Agent’s ongoing due diligence process, to the extent consistent with the Fund’s customary confidentiality policies in accordance with the Distribution Agreement, this Supplement and any applicable provisions of the dealer agreement between the Distributor and the Sub-Distribution Agent.

(d) The Fund will comply with all applicable current anti-money laundering laws and regulations and will cooperate with the Sub-Distribution Agent in their efforts to confirm such compliance.

(e) The Fund shall use best efforts to ensure that the representations and warranties made herein by the Fund remain true and accurate in all material respects, and shall promptly inform the Distributor and the Sub-Distribution Agent in the event that the Fund has any reason to believe that any such representation or warranty is no longer true and accurate in all material respects.

(f) Subject to the Distribution Agreement, this Supplement and any applicable provisions of the dealer agreement between the Distributor and the Sub-Distribution Agent and the right of the Fund to reject any subscription, the Fund shall accept new subscriptions by investors and make repurchase offers available to investors as set forth in the Fund’s Offering Materials. The Fund agrees to repurchase Units of the Fund properly tendered by Members of the Fund in accordance with the procedures described in the Offering Materials, provided that the Fund reserves the right to suspend or postpone an offer to repurchase Units upon the terms and conditions described in its Offering Materials.

(g) The Fund will provide, or cause to be provided, its net asset values to the Sub-Distribution Agent on a monthly basis.

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(h) The Fund will provide financial information to the Sub-Distribution Agent on a unitized basis.

(i) The Fund will use commercially reasonable efforts to provide the Sub-Distribution Agent with monthly performance estimates (net of accrued advisory compensation, if any) by the 7th business day of the following month, monthly performance summaries by the twentieth (20th) day of the following month, quarterly performance reviews by the thirtieth (30th) day of the month following a quarter-end, and the Fund will provide annual performance reports, as well as other appropriate communications reasonably requested by the Sub-Distribution Agent, and the Fund will cooperate with reasonable requests from the Sub-Distribution Agent regarding the form, content or timing of such estimates, summaries, reviews, reports and communications.

(j) The fund acknowledges that, as of the date hereof, the maximum amount of all items of compensation payable to the Sub-Distribution Agent shall not exceed 6.25% of the total gross sales of the Fund, in accordance with NASD Rule 2830. If at any time the aggregate asset-based, front-end and deferred sales charges (as such terms are used in NASD Rule 2830) described in the Prospectus, if any, exceed 4% of total gross sales (as such terms are used in NASD Rule 2830) of Units, the Fund shall provide the Sub-Distribution Agent with a report within five (5) business days of each calendar month-end (which report shall be held as confidential information by the Sub-Distribution Agent) stating the current sales charge percentage as of such month-end. The Fund shall notify the Sub-Distribution Agent promptly if at any time the aggregate asset-based, front-end and deferred sales charges exceed 5.625% of total new gross sales of Units (or, as applicable, 90% of any limitation on aggregate asset-based, front-end and deferred sales charges imposed by FINRA under NASD Rule 2830 or any successor regulation to NASD Rule 2830 applicable to the Fund). The Fund will notify the Sub-Distribution Agent as soon as practicable in the event that it determines that Fund becomes subject to the compensation provisions of FINRA Rule 5110.

(k) The Fund agree to advise the Distributor and the Sub-Distribution Agent promptly in writing of: (i) any material correspondence or other communication by the SEC or its staff relating to or otherwise impacting the sale and offering of Units of the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus of the Fund; (ii) the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement of the Fund then in effect or the initiation of any proceeding for that purpose; (iii) the happening of any event which makes untrue any statement of a material fact made in the Prospectus of the Fund or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; (iv) all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus of such Fund which may from time to time be filed with the SEC; (v) the Fund’s determination to suspend the sale of Units at any time in response to conditions in the securities markets or otherwise; and (vi) the commencement of any litigation or proceedings against the Fund or any of its officers or directors, in connection with the issue and sale of any of its Units.

(l) The Fund acknowledges that, during the term of this Agreement, it may have access to confidential or proprietary information of the Sub-Distribution Agent, including information relating to the Sub-Distribution Agents systems, procedures, manuals, products,

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contracts, personnel, and clients, and that it will not disclose (or, except in the course of providing services hereunder, otherwise use) confidential or proprietary information regarding the Sub-Distribution Agent without the Sub-Distribution Agent’s written consent (except that disclosure will be permitted if the information is otherwise publicly available or as required by applicable law or governmental order).

(m) As of the date hereof, the Fund, has provided the Sub-Distribution Agent with a list of each Affiliated Person (as defined in the 1940 Act), promoter and principal underwriter of the Fund (first-tier affiliates), as well as each of their respective Affiliated Persons (second-tier affiliates) and, upon the request of the Sub-Distribution Agent, shall promptly notify the Sub-Distribution Agent in the event of any changes thereto.

(n) The Fund agrees to accept all subscriptions to the Fund pursuant to the subscription deadlines set forth in Prospectus and in accordance with the Distribution Agreement, this Supplement and any applicable provisions of the dealer agreement between the Distributor and the Sub-Distribution Agent, provided that, the Fund has complete discretion to reject any such investments. Client accounts will be debited and funds will be wired to the Fund at least three (3) business days prior to the first day of each month.

(o) Notwithstanding anything in the Offering Materials to the contrary, Sub-Distribution Agent customers will be required to submit repurchase requests to the Sub-Distribution Agent by the applicable repurchase offer deadline for the Fund and the Sub-Distribution Agent will notify the Fund of such repurchase requests within two (2) calendar days thereafter.

(p) The Fund shall notify the Sub-Distribution Agent of any significant changes to the business or operations of the Fund.

(q) As deemed appropriate by the Fund, in consultation with the Fund’s legal counsel, the Fund shall cooperate with the Sub-Distribution Agent to include (i) appropriate revenue sharing language in the Offering Materials indicating the fact that the Adviser currently compensates selling agents from its own resources in connection with the sale of Fund Units and the servicing of investors and (ii) such disclaimer language in the Offering Materials, as the Sub-Distribution Agent may reasonably request. Except as advised by the Fund’s legal counsel (after consultation with the Sub-Distribution Agent) or required by applicable law, the Prospectus shall contain no statements regarding the Sub-Distribution Agent without the express prior consent of the Sub-Distribution Agent.

(r) The Fund shall provide the Sub-Distribution Agent with full transparency regarding the Fund’s percentage allocation to each Portfolio Fund in accordance with the Fund’s portfolio holdings disclosure policy and the Fund shall notify the Sub-Distribution in advance of any changes to the Fund’s portfolio holdings disclosure policy that would limit the Sub-Distribution Agent’s transparency hereunder.

(s) The Fund shall not publicly disparage the Sub-Distribution Agent or its affiliates or any of their owners, officers, employees or representatives regarding the matters contemplated

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by the Distribution Agreement, this Supplement and any applicable provisions of the dealer agreement between the Distributor and the Sub-Distribution Agent.

(t) The Fund and its affiliates and related parties will not knowingly, directly or indirectly, solicit, suggest, induce or encourage any current client of the Sub-Distribution Agent to invest or seek business opportunities with the Distributor, the Adviser, the Fund or their respective affiliates and related parties. The Fund also agrees not to permit any sales or other investment by any investors in the Fund that the Fund knows (or has reason to believe based on prior meetings, provision by the Sub-Distribution Agent of any prospect lists or information provided to the Fund in any subscription or other written agreement) to be a client of the Sub-Distribution Agent except as may be agreed by the parties. The Fund shall not pay, directly or indirectly, any selling commissions, fee or other compensation to any distribution or selling agent with respect to any Members that are clients of the Sub-Distribution Agent and which the Sub-Distribution Agent can demonstrate it introduced to the Fund except as provided hereunder.

(u) The Fund may not disseminate any written reference relating to the Sub-Distribution Agent or any of its affiliates or subsidiaries relating in any respect to the transactions contemplated by this Supplement or the applicable provisions of the dealer agreement between the Distributor and the Sub-Distribution Agent without the prior written consent of the Sub-Distribution Agent.

(v) All representations, warranties and agreements made by the Fund and contained in this Supplement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Sub-Distribution Agent or the Distributor or any person who controls any of the foregoing, and shall survive each Closing Time in the form restated and reaffirmed as of each such Closing Time.

Section 3. Each Fund agrees as follows:

(a) The Fund shall indemnify and hold harmless (i) the Distributor Indemnitees (as such term is defined in the Distribution Agreement), (ii) each Sub-Distribution Agent, any of its respective affiliates or any owner, officer, employee or representatives of the foregoing in their capacity as such, and (iii) any persons controlling the persons listed in clause (ii) hereof within the meaning of the Securities Act or the Exchange Act (collectively, the “Indemnified Parties”) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Indemnified Party may become subject or otherwise, insofar as such loss, claim, damage, liability or action relates to or arises out of (i) any untrue statement of a material fact contained in the Offering Materials, or the omission to state therein a material fact necessary to make the statements therein not misleading, or (ii) any material breach by the Fund of the representations, warranties or covenants contained in the Distribution Agreement or this Supplement, and shall reimburse such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage, liability or action relates to or arises out of any untrue statement or omission contained in the Offering Materials relating to the Sub-Distribution Agent or to any affiliate of the Sub-Distribution Agent or that was made in reliance upon and in conformity with information furnished to the Manager, the

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Distributor or the Fund in writing by the Sub-Distribution Agent or any Affiliate of the Sub-Distribution Agent, in any such case expressly for use in the Offering Materials.

(b) Promptly after receipt by an Indemnified Party under this Section 3 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, notify the Fund in writing of the claim or the commencement of that action provided that the failure to notify the Fund will not relieve the Fund from any liability which it may have to an Indemnified Party unless, and solely to the extent that, such failure materially affects the Fund’s case. If any such claim or action is brought against any Indemnified Party, and it shall notify the Fund, the Fund shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party (which consent may not be unreasonably withheld or delayed). After notice from the Fund to the Indemnified Party of its election to assume the defense of such claim or action, the Fund shall not be liable to the Indemnified Party under this Section 3 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation in connection with the defense. The Indemnified Party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized in writing by the Fund, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Fund (in which case the Fund will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Fund has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Fund. The Fund will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(c) The indemnity provided by this Section 3 shall not relieve the Fund from any liability any such party may otherwise have.

(d) The provisions of this Section 3 shall survive termination of the Distribution Agreement.

Section 4. Each Fund agrees as follows:

With respect to each Sub-Distribution Agent, the Fund agrees not to waive or amend any terms of the Supplement to the Distribution Agreement which would affect any of the third party beneficiary rights granted to the respective Sub-Distribution Agent, or impact the ability of the Sub-Distribution Agent to perform its obligations under the applicable provisions of the dealer agreement between the Distributor and the Sub-Distribution Agent and in accordance with this Supplement, including Exhibit B hereto, without providing at least thirty (30) days prior written notice to the Distributor and the Sub-Distribution Agent. The Fund shall promptly notify the Distributor and the Sub-Distribution Agent of any other amendments, supplements to or waivers of the provisions of the Distribution Agreement, as Supplemented hereby.

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